Exhibit 99.2

Operating Results Scorecard As of March 31, 2011

	Q1-08	Q2-08	Q3-08	Q4-08	2008	Q1-09	Q2-09	Q3-09	Q4-09	2009	Q1-10	Q2-10	Q3-10	Q4-10	2010	Q1-11
Revenue (millions)
US	$40.0	$41.8	$47.3	$51.7	$180.8	$49.4	$52.0	$50.5	$48.8	$200.8	$44.7	$43.4	$40.8	$38.7	$167.7	$34.1
Canada	24.6	23.7	21.6	21.0	90.9	19.2	19.2	18.8	19.1	76.3	18.1	16.4	15.2	14.3	64.0	13.5
Offshore	—	—	0.1	0.6	0.6	2.2	2.0	3.2	4.6	11.9	4.6	7.8	9.6	11.7	33.7	12.0
Company Total	$64.6	$65.5	$68.9	$73.4	$272.3	$70.7	$73.3	$72.5	$72.5	$289.0	$67.4	$67.7	$65.6	$64.7	$265.4	$59.5

Gross Profit (millions)
US	$8.0	$6.2	$7.5	$8.7	$30.5	$8.8	$10.1	$9.8	$7.7	$36.3	$6.8	$6.6	$6.2	$5.4	$25.0	$5.0
Canada	1.5	2.1	1.2	0.2	4.9	1.7	3.3	3.4	3.1	11.9	1.6	1.6	0.8	0.2	4.1	1.1
Offshore	n/a	n/a	(0.5)	(0.9)	(1.4)	0.2	(0.2)	0.2	1.0	0.9	(1.2)	(0.5)	(0.4)	0.7	(1.4)	1.3
Company Total	$9.5	$8.3	$8.2	$8.0	$34.0	$10.7	$13.1	$13.5	$11.8	$49.1	$7.1	$7.6	$6.6	$6.3	$27.7	$7.4

Gross Profit %
US	20.0%	14.9%	15.8%	16.9%	16.9%	17.8%	19.4%	19.5%	15.8%	18.1%	15.2%	15.2%	15.1%	14.0%	14.9%	14.7%
Canada	5.9%	8.7%	5.8%	0.8%	5.4%	9.1%	17.0%	18.1%	16.1%	15.6%	8.6%	9.6%	5.5%	1.2%	6.5%	8.0%
Offshore	n/a	n/a	-976.9%	-148.8%	-215.3%	8.3%	-11.1%	7.1%	22.1%	7.6%	-25.9%	-6.7%	-3.9%	6.1%	-4.1%	10.8%
Company Total	14.7%	12.7%	11.9%	10.9%	12.5%	15.2%	17.9%	18.6%	16.2%	17.0%	10.6%	11.3%	10.1%	9.7%	10.4%	12.4%

FTE* - Quarterly Average
US	3,272	3,428	3,775	4,282	3,692	4,293	4,344	4,047	4,017	4,173	3,740	3,513	3,281	3,169	3,466	2,854
Canada	2,077	1,982	1,842	1,734	1,908	1,613	1,502	1,490	1,510	1,528	1,492	1,375	1,262	1,194	1,328	1,096
Offshore	—	—	5	76	20	216	277	449	613	390	664	1,261	1,562	2,089	1,390	2,020
Company Total	5,349	5,410	5,622	6,092	5,620	6,122	6,123	5,986	6,140	6,091	5,896	6,149	6,105	6,452	6,184	5,970

Number of Agent Seats**
US	5,449	5,449	5,778	5,687	5,687	5,276	5,276	5,276	5,276	5,276	4,810	4,589	4,589	4,545	4,652	3,665
Canada	3,026	3,026	2,968	2,968	2,968	2,359	2,359	2,359	2,359	2,359	2,359	1,987	1,987	1,982	2,078	1,568
Offshore	—	—	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,178	3,162	3,655	3,655	2,917	3,655
Company Total	8,475	8,475	9,846	9,755	9,755	8,735	8,735	8,735	8,735	8,735	8,347	9,738	10,231	10,182	9,647	8,888

Number of Sites- End of Period
US	14	14	14	13	13	13	13	13	13	13	11	11	11	10	10	8
Canada	6	6	6	6	6	5	5	5	5	5	5	4	4	3	3	3
Offshore	—	—	1	1	1	1	1	1	1	1	2	3	3	3	3	3
Company Total	20	20	21	20	20	19	19	19	19	19	18	18	18	16	16	14

Utilization %
US	60%	63%	65%	75%	66%	81%	82%	77%	76%	79%	78%	77%	71%	70%	75%	78%
Canada	69%	65%	62%	58%	64%	68%	64%	63%	64%	65%	63%	69%	64%	60%	64%	70%
Offshore	n/a	n/a	0%	7%	4%	20%	25%	41%	56%	35%	56%	40%	43%	57%	48%	55%
Company Total	63%	64%	57%	62%	62%	70%	70%	69%	70%	70%	71%	63%	60%	63%	64%	67%

*FTE (Full-Time Equivalent) is calculated by dividing agent hours paid during the period by available work hours.

(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)

**  Seats are pro-rated for the days the site was open or closed during the quarter.